EXHIBIT 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-89644, 333-233167, 333-261715 and 333-278931) on Form S-8 and registration statements (Nos. 333-59828 and 333-281858) on Form S-3 of our reports dated March 6, 2026, with respect to the consolidated financial statements and financial statement schedule III of Donegal Group Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 6, 2026